EXHIBIT NO. 99.(g) 6

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A.  AND EACH OF THE INVESTMENT COMPANIES

Dated as of August 18, 2016

Trust	Fund

Stand Alone Trusts	Massachusetts Investors Growth Stock Fund

MFS Series Trust II	MFS Growth Fund

MFS Series Trust III	MFS Global High Yield Fund
MFS High Income Fund
MFS High Yield Pooled Portfolio
MFS Municipal High Income Fund

MFS Series Trust IV	MFS Mid Cap Growth Fund

MFS Series Trust V	MFS International New Discovery Fund
MFS Research Fund
MFS Total Return Fund

MFS Series Trust VI	MFS Global Equity Fund
MFS Global Total Return Fund
MFS Utilities Fund

MFS Series Trust VIII	MFS Global Growth Fund
MFS Strategic Income Fund

MFS Series Trust IX	MFS Corporate Bond Fund
MFS Limited Maturity Fund
MFS Municipal Limited Maturity Fund
MFS Total Return Bond Fund

MFS Series Trust X	MFS Absolute Return Fund
MFS Blended Research Mid Cap Equity Fund

Trust	Fund

MFS Global Bond Fund

MFS Series Trust XIII	MFS Diversified Income Fund
MFS Government Securities Fund

MFS Series Trust XIV	MFS Institutional Money Market Portfolio

MFS Series Trust XV	MFS Global Alternative Strategy Fund

MFS Municipal Series Trust	MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund
MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS Municipal Income Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Tennessee Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional International Equity Fund
MFS Institutional Large Cap Value Fund

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios		JPMorgan Chase Bank, N.A.

By:	KRISTIN V. COLLINS	By:	ELLEN E. CRANE
Name:	Kristin V. Collins	Name:	Ellen E. Crane
Title:	Assistant Secretary	Title:	Executive Director